FROZEN FOOD EXPRESS INDUSTRIES, INC.
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held April 23, 1998

TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:

      Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Frozen Food Express Industries, Inc. (the "Company"), a Texas corporation, will be held on Thursday, April 23, 1998, at 3:30 p.m., Dallas, Texas time, in the offices of Wells Fargo Bank, Fountain Place, 1445 Ross Avenue, 4th Floor, Dallas, Texas 75202 for the following purposes:

     1. Electing nine (9) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified; and

     2. Transacting such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     You are encouraged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save your Company additional solicitation expense.

      Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

     Only shareholders of record at the close of business on March 3, 1998, are entitled to notice of and to vote at such meeting or any adjournment thereof.

                                   By Order of the Board of Directors


Dallas, Texas                           LEONARD W. BARTHOLOMEW
March 30, 1998                          Secretary

                   FROZEN FOOD EXPRESS INDUSTRIES, INC.
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held April 23, 1998

                   FROZEN FOOD EXPRESS INDUSTRIES, INC.
                         1145 Empire Central Place
                             P. O. Box 655888
                         Dallas, Texas  75265-5888
                        Telephone:  (214) 630-8090

                   PROXY STATEMENT FOR ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD APRIL 23, 1998

                          SOLICITATION OF PROXIES

      The accompanying proxy is solicited by the management of Frozen Food Express Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at Dallas, Texas, on the 23rd day of April, 1998 (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy are being mailed or delivered to shareholders on or about March 30, 1998. Solicitations of proxies may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's $1.50 par value Common Stock (the "Common Stock") held of record by such persons and may reimburse such forwarding expenses. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.

                               ANNUAL REPORT

      The Company's Annual Report to Shareholders, covering the fiscal year ended December 31, 1997, including audited financial statements, is also being mailed to the shareholders entitled to notice of and vote at the Annual Meeting in the envelope containing this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.

                  SIGNATURES OF PROXIES IN CERTAIN CASES

      If a shareholder is a corporation, the accompanying proxy should be signed in its full corporate name by the President or another authorized officer who should indicate his title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his signature.

                            REVOCATION OF PROXY

     All shares represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by the giving of written notice to that effect to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

                 OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS

      At the close of business on the 3rd day of March, 1998, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to be voted 16,902,217 shares of Common Stock. The following table sets forth certain information, as of March 3, 1998, with respect to each person known to the management of the Company to be a beneficial owner of more than five percent of the outstanding Common Stock.

                                           Amount and Nature
         Name and Address                    of Beneficial        Percent
        Of Beneficial Owner                  Ownership (1)       of Class
------------------------------------       -----------------     --------
FFE Transportation Services, Inc. (2)          2,549,020           15.08
     Employee Stock Ownership Trust
     Chase Bank of Texas, NA, Trustee
     1700 Pacific Avenue
     Dallas, Texas 75201
Savings Plan For Employees of                  1,855,906           10.98
     Frozen Food Express Industries, Inc.
     Chase Bank of Texas, NA, Trustee
     1700 Pacific Avenue
     Dallas, Texas 75201
Sarah M. Daniel (3)                            1,457,210            8.62
     612 Linda
     El Paso, Texas 79922
Stoney M. Stubbs, Jr.(4)                       1,448,023 (5)        8.45
     158 Jellico Circle
     Southlake, Texas 76092
Royce & Associates, Inc.                       1,391,603 (6)        8.23
     and Royce Management Company
     1414 Avenue of the Americas
     New York, New York 10019
Lucile B. Fielder (3)                          1,337,924            7.92
     Countrywide Abstract & Title, Inc.
     100 East Market Street, #212
     Lockhart, Texas 78644

______________________
(1) Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to all shares owned by him, and all shares are directly held by the person named.

(2) FFE Transportation Services, Inc., ("FFE") is the principal operating subsidiary of the Company.

(3) Information concerning the number of shares beneficially owned by Sarah M. Daniel and Lucile B. Fielder was based upon a Schedule 13D, dated November 22, 1996, which was jointly filed with the Securities and Exchange Commission and has been adjusted to reflect the sale during 1997 of 5,000 shares as to which Ms. Daniel had sole voting and dispositive power and 2,000 shares as to which Ms. Daniel had joint voting and dispositive power with her husband. Ms. Daniel has sole voting and dispositive power over 63,047 shares, of which 730 shares are held as custodian for her daughter, and joint voting and dispositive power with her husband over 60,831 shares, and shared voting and dispositive power with Ms. Fielder over 1,333,332 shares owned by Weller Investment Ltd. Ms. Fielder has sole voting and dispositive power over 4,592 shares, of which 730 shares are held as custodian for her daughter and 950 shares are held as custodian for her niece, and shared voting and dispositive power with Ms. Daniel over 1,333,332 shares owned by Weller Investment Ltd.

(4) Mr. Stubbs holds, and has held for the past eighteen years, the offices of Chairman of the Board, President and Chief Executive Officer of the Company and FFE. Mr. Stubbs is the nephew of Edgar O. Weller, a director of the Company.

(5) Includes 235,055 shares Mr. Stubbs has the right to acquire pursuant to options exercisable within 60 days, 144,967 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 43,522 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 769,387 shares held in family partnerships controlled by Mr. Stubbs.

(6) Information concerning the number of shares beneficially owned by Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC") is as of December 31, 1997, and was obtained from a Schedule 13G, dated February 5, 1998, jointly filed by Royce, RMC and Charles
     M. Royce with the Securities and Exchange Commission (the "SEC").  The
     Schedule 13G confirms that Royce and RMC are both investment advisers and members of a "group". Royce has sole voting and dispositive power over 1,294,963 shares and RMC has sole voting and dispositive power over 96,640 shares. Mr. Royce may be deemed to be a controlling person of Royce and RMC and as such may be deemed to beneficially own the shares beneficially owned by Royce and RMC. The Schedule 13G indicates that Mr. Royce does not own any shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC.

                             QUORUM AND VOTING

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.

     Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of such stock owned of record at the close of business on March 3, 1998. As to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area.

                    ACTION TO BE TAKEN UNDER THE PROXY

      The accompanying proxy, if properly executed and returned, will be voted (i) unless otherwise specified thereon, FOR the election of the nine nominees, named in the next succeeding table, as directors of the Company, and (ii) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof in accordance with the judgment of the proxies. The management of the Company does not know of any such other matter or business. Should any nominee named herein for the office of director become unable or be unwilling to accept nomination for or election to such position, the persons acting under the proxy will vote for the election, in his stead, of such other person as the management of the Company may recommend. The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect in the election of directors.

                          NOMINEES FOR DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of a minimum of seven and a maximum of fifteen directors. Nine directors will be elected at the Annual Meeting. Each director elected will serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

      The persons named below are the Board of Directors' nominees for election as directors. Each nominee has served continuously as a director since the date of his first election to the Board. Further items of information with respect to the nominees and all directors and officers of the Company as a group, including the beneficial ownership of Common Stock as of March 3, 1998, by such persons and group, are set forth below:

                                      Principal Occupation                      Amount and
                                        During Past Five             First       Nature of    Percent
                                             Years                 Became a     Beneficial       of
        Name               Age          and Directorships          Director   Ownership (1)    Class
-----------------------    ---  -------------------------------    --------  ---------------  -------
Stoney M. Stubbs, Jr.      61   Chairman of the Board,             1977      1,448,023 (2)     8.45%
                                  President and Chief Executive
                                  Officer of the Company

Edgar O. Weller            80   Vice Chairman of the Board         1969        550,435 (3)     3.26%
                                  of the Company

W. Grogan Lord             83   Senior Chairman of the Board,      1975          5,625 (4)       *
                                  TeleCom Corporation

Leroy Hallman              82   Of counsel to the law firm         1975         20,525 (6)       *
                                  of Storey Armstrong Steger &
                                  Martin, P.C. until May, 1997,
                                  subsequently retired (5)

Brian R. Blackmarr         56   President,                         1990         25,625 (7)       *
                                  B. R. Blackmarr &
                                  Associates, Inc.

T. Michael O'Connor        43   Managing Partner,                  1992         24,821 (8)       *
                                  T.J. O'Connor Cattle Co.
                                  and Vice Chairman of
                                  Texas A & M University
                                  Board of Regents

W. Mike Baggett            51   Chairman, President and CEO        1998
                                  Winstead Sechrest & Minick P.C.

Charles G. Robertson (9)   56   Executive Vice President           1982        549,478 (10)    3.22%
                                  of the Company

Burl G. Cott (9)           57   Senior Vice President              1990        137,179 (11)      *
                                  of the Company

All directors and                                                            2,761,712 (12)   15.87%
executive  officers,
as a group (9 people)

______________________
* less than 1%

(1) Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.

(2) Includes 235,055 shares Mr. Stubbs has the right to acquire pursuant to options exercisable within 60 days, 144,967 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 43,522 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 769,387 shares held in family partnerships controlled by Mr. Stubbs.

(3) Includes 1,875 shares which Mr. Weller has the right to acquire pursuant to options exercisable within 60 days.

(4) Represents 5,625 shares which Mr. Lord has the right to acquire pursuant to options exercisable within 60 days.

(5) Mr. Hallman, and firms of which he was a member for more than 40 years, served as the Company's principal attorneys in interstate and intrastate trucking matters.

(6) Includes 1,875 shares which Mr. Hallman has the right to acquire pursuant to options exercisable within 60 days and 6,975 shares held by a trust of which Mr. Hallman is the Trustee.

(7) Includes 5,625 shares which Mr. Blackmarr has the right to acquire pursuant to options exercisable within 60 days.

(8) Represents 24,821 shares which Mr. O'Connor has the right to acquire pursuant to options exercisable within 60 days.

(9) Mr. Robertson is also Executive Vice President and a director of FFE. Mr. Cott is also Senior Vice President and a director of FFE.

(10) Includes 156,047 shares Mr. Robertson has the right to acquire pursuant to options exercisable within 60 days, 82,236 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 36,887 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 192,236 shares held by a family partnership which is controlled by Mr. Robertson.

(11) Includes 67,172 shares Mr. Cott has the right to acquire pursuant to options exercisable within 60 days, 21,963 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan and 12,581 shares allocated to his account in the Savings Plan for Employees of Frozen Food Express Industries, Inc.

(12) Includes 498,095 shares which executive officers and directors have the right to acquire pursuant to options exercisable within 60 days, 249,166 shares allocated to the accounts of executive officers pursuant to the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 92,990 shares allocated to the accounts of executive officers pursuant to the Savings Plan for Employees of Frozen Food Express Industries, Inc., and 961,623 shares held by family partnerships controlled by directors and executive officers, and 6,975 shares held by a trust controlled by a director.

     The Company's Board of Directors held five meetings during 1997. Each incumbent director attended during 1997 at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors held during the period that he was a director and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

      The Company's Board of Directors has standing compensation, audit and information services committees, but does not have a standing nominating committee.

     The Compensation Committee consists of Messrs. Blackmarr, Chairman, and Lord. The Committee is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for FFE. The Committee met twice during 1997.

      The Audit Committee of the Board of Directors consists of Messrs. Hallman, Chairman, Weller and O'Connor. During 1997, the Committee held three meetings at which it reviewed with representatives of Arthur Andersen LLP the results of its 1996 annual audit, and plans for the 1997 annual audit and reviewed other services provided by the Company's accountants.

      The Information Services Committee of the Board of Directors consists of Messrs. Stubbs, Chairman, Blackmarr, Cott and Robertson. The Committee is charged with reviewing the Company's information systems and making recommendations to the Board of Directors regarding possible improvements to such systems. The Committee held six meetings during 1997.

                           DIRECTOR COMPENSATION

      As consideration for services as a director, each director who is not an executive officer of the Company receives fees of $1,000 for each meeting attended and $500 for each telephonic meeting in which he participates. Members of the Audit, Compensation and Information Services Committees who are not executive officers of the Company receive fees of $500 for each committee meeting attended which does not occur on the same day as a Board meeting.

      On April 27, 1995, the shareholders adopted the Frozen Food Express Industries, Inc., 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"). The purpose of the 1995 Director Plan is to advance the interest of the Company and its shareholders by strengthening the Company's ability to attract and retain experienced and able individuals to serve as independent directors of the Company and to furnish additional incentive to such individuals to expend their best efforts on behalf of the Company.

      On  the  day  of  a  non-employee director's initial  appointment  or election  (whichever  comes first) to the Board, such  individual  will  be granted, without any further action on the part of the Board or such individual, an option to purchase 9,375 shares of Common Stock (subject to adjustment to reflect certain changes in capitalization). Upon the reelection of any non-employee director to the Board (including the non-employee director's first election by shareholders if such director was initially appointed to the Board) such individual will be granted, without any further action on the part of the Board or such individual, an option to purchase 1,875 shares of Common Stock (subject to adjustment to reflect certain changes in capitalization). No option shall be granted pursuant to the 1995 Director Plan after March 3, 2005.

      To the extent that a non-employee director has served as a director for one or more years prior to the grant of an option, the option is immediately exercisable for the number of shares equal to the product of one-seventh (1/7) of the number of shares subject to the option multiplied by the number of full years such non-employee director has served as a director. Thereafter, one-seventh of the number of shares subject to the option become exercisable on each anniversary of the date of grant until the option becomes fully exercisable. No option granted under the 1995 Director Plan may be exercised after the tenth anniversary of its grant. In the event that an optionee dies while serving on the Board of Directors, all options granted to such optionee under the 1995 Director Plan become fully exercisable as of the date of his or her death and may be exercised by the beneficiary under the optionee's will or the executor of such optionee's estate at any time prior to the second anniversary of his or her death, and his or her unexercised options expire at the end of such period. In the event that an optionee ceases to be a director for any reason other than death, such optionee may exercise the vested portion of his or her option at any time prior to the second anniversary of the date he or she ceases to be a director, and his or her unexercised options expire at the end of such period. Should an optionee die during the first six months from the date such optionee ceases to be a director, his or her option may be exercised by the beneficiary under the optionee's will or the executor of such optionee's estate for two years after death and unexercised options expire at the end of such period. In no event, however, shall the period during which options may be exercised extend beyond the terms of the options. No shares underlying the options, however, may be sold until the expiration of six months after the date of grant.

      The exercise price under each option is fifty percent (50%) of the fair market value of the Common Stock at the close of business on the last business day prior to the date the option is granted. Options may be exercised by tendering to the Company the purchase price in cash, check, or shares of Common Stock already owned by the non-employee director having a fair market value equal to the purchase price.

      In accordance with the 1995 Director Plan, each of the Company's non-employee directors (with the exception of Mr. Baggett) was granted an option to purchase 1,875 shares of Common Stock for $4.53 per share on April 24, 1997. Mr. Baggett upon his appointment to the Board of Directors on February 11, 1998 was granted an option to purchase 9,375, shares of Common Stock for $5.00 per share.

                     COMPENSATION COMMITTEE INTERLOCKS
                         AND INSIDER PARTICIPATION

      The Compensation Committee consists of Messrs. Blackmarr and Lord. The Committee is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for FFE. No payments other than director fees were made to Compensation Committee members during 1997, and no member of the Compensation Committee had any relationships during 1997 requiring disclosure according to applicable rules and regulations of the Securities and Exchange Commission.

                  FIVE-YEAR SHAREHOLDER RETURN COMPARISON

      The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Media General Industry Group Index #221 - Trucking Companies, consisting of the Company and 55 other trucking companies (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Media General Index on December 31, 1992, and reinvestment of all dividends).

                COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG
            FROZEN FOOD EXPRESS INDUSTRIES, INC., MEDIA GENERAL
        INDUSTRY GROUP #221 - TRUCKING COMPANIES AND S&P 500 INDEX

                      PERFORMANCE GRAPPH APPEARS HERE

 Measurement Period      Frozen Food Express    MG Industry    S&P 500
(Fiscal Year Covered)      Industries, Inc.     Group Index     Index
---------------------    -------------------    -----------    -------
FYE December 31, 1992          $100.00            $100.00      $100.00
FYE December 31, 1993           146.59             107.30       110.08
FYE December 31, 1994           125.42              98.96       111.54
FYE December 31, 1995            89.47              85.27       153.45
FYE December 31, 1996            93.11              81.19       188.69
FYE December 31, 1997            94.31             108.08       251.64

                          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information with respect to the compensation paid by the Company for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995, to each executive officer (collectively, the "Executive Officers") of the Company:

                                         Annual Compensation             Compensation Awards
                                    -----------------------------   ------------------------------
                                                                    Restricted      Securities
                                                                       Stock        Underlying         All Other
Name and Principal Position   Year   Salary     Bonus    Total (1)  Awards  (2)  Options/SARs# (3)  Compensation (4)
---------------------------   ----  ---------  --------  ---------  -----------  -----------------  ----------------
Stoney M. Stubbs, Jr.         1997   $291,175  $121,648  $412,823     $107,007        10,500            $23,078
 Chairman of the Board        1996   $263,495  $110,582  $374,077     $ 88,556        25,000            $25,877
 President and Chief          1995   $258,099  $224,281  $492,380     $ 84,652        81,250            $41,172
 Executive Officer of
 the Company and FFE

Charles G. Robertson          1997   $221,019  $ 92,317  $313,33      $ 82,266        10,500            $13,535
 Executive Vice President     1996   $198,842  $ 83,446  $282,288     $ 61,820        20,000            $16,904
 of the Company and FFE       1995   $194,364  $132,145  $326,509     $ 52,314        58,000            $23,371

Burl G. Cott                  1997   $137,801  $ 57,238  $195,039     $ 51,057        10,500            $ 2,800
 Senior Vice President        1996   $123,269  $ 51,734  $175,003     $ 35,134        10,000            $ 6,000
 of the Company and FFE       1995   $120,490  $ 72,328  $192,818     $ 23,820        21,000            $13,668
______________________
(1)  Personal  benefits  provided to each of the  named  individuals  under various  Company  programs  do not exceed  the  disclosure  thresholds established under SEC rules and are not included in this total.

(2)  The  awards  reported in this column include restricted phantom  stock units  and,  with  regard  to 1997, also include  amounts  awarded  to executive  officers  which will be converted to  phantom  stock  units during  1998, relating to the achievement of performance  goals  under the  FFE  Transportation Services, Inc. Executive  Bonus  and  Phantom
     Stock  Plan (the "Executive Plan") or in accordance with the Company's
     Supplemental   Executive  Retirement  Plan   (the   "SERP")   or   FFE
     Transportation  Services, Inc. 401(k) Wrap  Plan  (the  "Wrap  Plan").
     Amounts  reported represent the sum of the amounts to be converted  in
     1998  plus the product of the aggregate number of phantom stock  units awarded  and  the market price of a share of Common Stock at  December
     31,  1997.  The number of phantom stock units allocated to an  officer generally will be adjusted to prevent dilution in the event of certain
     cash   and   non-cash   dividends,   recapitalizations   and   similar
     transactions  affecting the Common Stock.  An  officer  may  generally elect  to  "cash  out"  any number or all of the phantom  stock  units allocated  to such officer between December 1 and December 15  of  any calendar year, in which event an amount equal to the fair market value of  a  share of Common Stock on the last business day of the  year  in which  such election is made multiplied by the number of phantom stock units  that  the officer elected to "cash out" shall be  paid  to  the officer.  Additionally, in the event of certain mergers, the  sale  of all  or  substantially all of the Company's assets and certain similar transactions (a "Reorganization") within six months after the date  an officer has been paid for phantom stock units and as a result of  such
     Reorganization the holders of Common Stock receive cash for each share so  held in an amount in excess of the amount paid to such officer for such  phantom  stock  units, then such excess shall  be  paid  to  the
     officer.   As of the date hereof, none of the executive officers  have elected to "cash out" any of the phantom stock units.

     The following table sets forth the total number of phantom stock units awarded under the Executive Plan, the SERP and the Wrap Plan for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995, to each executive officer of the Company:


                               1997         1996         1995
                              ------       -----        -----
Stoney M. Stubbs, Jr.         10,674       8,145        9,675
Charles G. Robertson           8,215       5,595        5,979
Burl G. Cott                   3,077       3,096        2,722

     The total amount of 1997 awards which will be converted to phantom stock units in the accounts of Messrs. Stubbs, Robertson, and Cott in 1998 is $10,939, $8,327 and $5,364, respectively. As of December 31, 1997, the total number of phantom stock units allocated to the accounts of Messrs. Stubbs, Robertson, and Cott was 80,554, 50,503 and 26,624, respectively. The total value of such accounts, based upon the market price of a share of Common Stock on December 31, 1997 was $724,987, $454,530, and $239,612, respectively, for Messrs. Stubbs, Robertson and Cott.

(3)  Options to acquire shares of the Company's Common Stock.

(4) Company contributions to the FFE Employee Stock Ownership Plan (the "ESOP") and the Savings Plan for Employees of Frozen Food Express Industries, Inc. (the "Savings Plan") and the value of benefits, as determined under a methodology required by the SEC for valuing such benefits, ascribed to life insurance policies whose premiums are paid by the Company for the benefit of the persons indicated below. Set forth below is a summary of such compensation:

                                              Savings     Split Dollar
        Name               Year     ESOP        Plan     Life Insurance
--------------------       ----    ------     -------    --------------
Stoney M. Stubbs, Jr.      1997       --      $2,800         $20,278
                           1996       --      $6,000         $19,877
                           1995    $7,668     $6,000         $27,484

Charles G. Robertson       1997       --      $2,800         $10,735
                           1996       --      $6,000         $10,904
                           1995    $7,668     $6,000         $ 9,703

Burl G. Cott               1997       --      $2,800             --
                           1996       --      $6,000             --
                           1995    $7,668     $6,000             --

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options to the Executive Officers in the last fiscal year under the Company's 1992 Incentive and Nonstatutory Stock Option Plan:

                             Individual Grants
                      -----------------------------------
                                       % of Total                          Potential Realizable Value
                        Number of     Options/SARs                           at Assumed Annual Rates
                        Securities     Granted to                          of Stock Price Appreciation
                        Underlying     Employees   Exercise or                 For Option Term (1)
                       Options/SARs    in Fiscal    Base Price  Expiration ---------------------------
       NAME           Granted (#)(2)      Year        ($/Sh)       Date          5%            10%
--------------------  --------------  ------------ -----------  ---------- -----------   -------------
Stoney M. Stubbs, Jr.       7,000         0.5%       $8.810      01/01/07   $   38,784   $     98,286
                            3,500         0.3%       $8.875      07/01/07   $   19,535   $     49,506

Charles G. Robertson        7,000         0.5%       $8.810      01/01/07   $   38,784   $     98,286
                            3,500         0.3%       $8.875      07/01/07   $   19,535   $     49,506

Burl G. Cott                7,000         0.5%       $8.810      01/01/07   $   38,784   $     98,286
                            3,500         0.3%       $8.875      07/01/07   $   19,535   $     49,506

All Holders of
  Common Stock (3)           N/A          N/A        $8.875        N/A      $94,338,707  $239,072,806

______________________
(1)  These  amounts  represent certain assumed rates of appreciation  only.
     Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2) All options granted to Executive Officers were granted on January 1 and July 1, 1997, under the 1992 Incentive and Nonstatutory Stock Option Plan, first become exercisable one year from the date of grant, and are exercisable for a period of ten years from the date of grant. All options were granted with an exercise price equal to 100% of the market price of the Common Stock on the date of grant of such stock option.

(3) Assumes a total of 16,902,217 shares of Common Stock outstanding with a value of $8.875 (the closing sales price of the Common Stock on July 1, 1997) per share held from July 1, 1997, until July 1, 2007.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAREND  OPTION/SAR
      VALUES

      The following table provides information, with respect to each Executive Officer, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year ending December 31, 1997:

                                                         Securities            Value of
                                                         Underlying          Unexercised
                                                         Unexercised        In-the-Money
                                                        Options/SARs        Options/SARs
                                                      at Fiscal Yearend   at Fiscal Yearend
                           Shares                            (#)                ($)
                          Acquired         Value        (Exercisable/      (Exercisable/
        Name           On Exercise (#)  Realized ($)   Unexercisable)    Unexercisable) (1)
---------------------  ---------------  ------------  -----------------  ------------------
Stoney M. Stubbs, Jr.        --             $ --        235,055/3,500      $115,427/$438
Charles G. Robertson         --             $ --        156,047/3,500      $ 66,553/$438
Burl G. Cott                 --             $ --         67,172/3,500      $ 32,698/$438

______________________
(1) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on December 31, 1997, was $9.00. Value is calculated on the basis of the difference between $9.00 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      This report on the compensation policies, programs, and decisions relating to the Company's executive officers has been prepared by Messrs. Brian R. Blackmarr, Chairman, and W. Grogan Lord, serving as the Company's Compensation Committee (the "Committee") during 1997. The Committee has been delegated the responsibility to oversee the development and administration of all compensation policies and programs for executive officers of the Company.

      The Committee seeks to design compensation programs that align the interests of the executive officers with the Company's shareholders. Accordingly, the Committee has implemented compensation programs it believes will enhance the profitability of the Company, and based on such profitability reward executive officers for efforts resulting in such enhanced profitability. The Committee believes the compensation programs allow the Company to attract, motivate, and retain the services of its key executive officers.

      The Company's executive compensation package is designed to retain senior management by providing total compensation comparable to the compensation packages offered to the top executives at the Company's competitors. In an effort to better align the interests of the Company's executives with the interests of shareholders, a substantial portion of each executive's total compensation is provided through annual and long-term incentive plans. The incentive plans place a substantial portion of the executives' compensation packages at risk and serve as an integral component of the Company's executive compensation philosophy. The Company believes the executives' attentions are better balanced between achieving short-term business goals and increasing the long-term value of the Company with a "pay-at-risk" policy (tying payments to the Company's performance). The annual and long-term executive compensation programs appropriately reward executive officers for successful leadership when certain levels of Company performance are achieved. In addition to the pay-at-risk components, the Company's executive officer compensation program provides base salary, supplemental retirement benefits, and other benefits, including medical and retirement plans generally available to all Company employees.

      As part of the Committee's process of administering the executive officers' compensation programs, the Committee periodically retains the services of an outside consulting firm to review the Company's executive compensation practices. The last such review was completed in February of 1996 for the compensation program provided during calendar year 1995, and was discussed in detail in that year's proxy disclosure. These recurring periodic reviews cover base salary, annual bonus payments, long-term incentives (stock options, restricted stock shares, etc.), and retirement benefits for the Company's executive officers as measured against the competitive pay practices of a peer group of publicly-traded trucking companies. The Committee currently plans to retain a compensation consultant to update the periodic compensation study to ensure the continued alignment of the executive officers' compensation programs with the Company's compensation philosophy. Based on the results of the previous compensation study, the Committee believes the Company's executive compensation program continues to be competitive with its target market, and to achieve the goals previously described.

     The major components of executive compensation are detailed below.

BASE SALARY

      As part of the compensation review performed for the Company by outside consultants, the base salary levels of the executives are reviewed to ensure the base salary available to each executive is comparable to the base salaries provided to executives in comparable positions within publicly-traded trucking companies selected as its peer group. Base salary levels of executive officers have been set below the market median of the amounts paid to comparable executives within the peer group in the past, and the Committee is confident the base salary levels set for 1997 are consistent with this philosophy. The Committee believes that many of the 41 companies included in the market index for the five-year shareholder return comparison are substantially different from the Company in size and nature of services provided. Therefore, the Committee has directed its outside consultants to compare compensation practices with a peer group of twelve publicly traded companies with operations similar to the Company's.

ANNUAL INCENTIVE/BONUS COMPENSATION

     The Company's shareholders approved the incentive compensation program at its 1994 annual meeting. The program is designed to reward key employees for the Company's performance based on the achievement of performance goals established prior to the particular year. Components of annual incentive compensation include an Incentive Bonus Plan (the "Incentive Plan") covering all full-time FFE employees (including executive officers) and the Company's Executive Bonus and Phantom Stock Plan (the "Executive Plan"), which covers only the key executive leadership. Both plans focus on operational efficiencies, with Incentive Plan pay-outs based upon a formula tied to the Company's operating ratio, and Executive Plan payouts based upon a calculated percentage of an individual's annual base salary (provided targeted operating ratios are met). Each executive officer's total cash compensation opportunity rises above the peer group market median as the Company's performance rises above the median performance of the Company's peer group. For the 1997 fiscal year, reflecting Company performance, total cash bonuses averaged approximately 42% of each executive officer's base salary as compared to 42% in 1996, and 27% in 1995.

LONG-TERM INCENTIVE COMPENSATION

     The Company's long-term incentive compensation is comprised of awards from the stock option and phantom equity programs. These programs serve to align the interests of the executive officers and other key employees participating in the programs with the interests of shareholders by linking executive pay with shareholder return. These programs also act as a counter-balance to the short-term goals and responsibilities of the Incentive Plan and Executive Plan.

     The 1992 Incentive and Nonstatutory Stock Option Plan (the "1992 Plan") allows for the grant of both incentive stock options and nonstatutory stock options, as approved by the Company's shareholders at its 1994 annual meeting. The exercise price for incentive stock options granted may not be less than 100% of the fair market value of the Company's

Common Stock on the date of grant. The Committee or the Board determines the exercise price of nonstatutory stock options under the 1992 Plan. However, the exercise price may not be less than 50% of the fair market value of a share of the Company's Common Stock on the date of grant. Options granted under the 1992 Plan may not be outstanding for a period of greater than ten years as determined by the Committee or the Board at the time of grant. Fiscal year 1997 awards were determined by the Committee with consideration given to the value of the awards and each executive's performance and the predicted level of awards provided to comparable executives from the peer group analysis completed during 1996 by an outside compensation consultant.

SUPPLEMENTAL EXECUTIVE RETIREMENT AND 401(k) WRAP PLANS

     In order to provide supplemental retirement benefits to select members of the Company's senior management, the Company maintains the FFE Transportation Services, Inc. Supplemental Executive Retirement Plan (the
"SERP") and the FFE Transportation Services, Inc. 401(k) Wrap Plan (the "Wrap Plan"), as adopted in 1993 and 1996, respectively. The Company's SERP is designed to provide select members of senior management with benefits limited by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code") by awarding phantom stock units. The Wrap Plan is designed to supplement the Company's 401(k) Plan by allowing a select group of senior management to supplement those benefits limited by Sections 401(k) and 401(m) of the Code.

     Both the SERP and the Wrap Plan are operated as unfunded deferred compensation arrangements that are not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). Amounts awarded under both the SERP and the Wrap Plan for fiscal year 1997 are disclosed in the Summary Compensation Table.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     During the Company's fiscal year 1997, Mr. Stoney M. Stubbs, Jr. was elected to serve the Company as the Chairman of the Board, President, and Chief Executive Officer. For 1997, the Committee adjusted Mr. Stubbs' base salary to $291,175, as compared to $263,495 and $258,099 for 1996 and 1995, respectively. In keeping with the Company's philosophy of aligning the financial interests of executives with the interests of shareholders, Mr. Stubbs received payments totaling $121,648 under the Company's Incentive Plan and Executive Plan for performance measured against pre-established criteria.

     During 1997, Mr. Stubbs also received grants of options to purchase a total of 10,500 shares of the Company's Common Stock under the 1992 Plan. In determining the number of options to grant to Mr. Stubbs, consideration was given to the value of annual long-term incentive awards to chief executive officers in the previous peer group study, recent Company performance, and the Committee's subjective review of Mr. Stubbs' individual performance and value to the Company. All options granted to Mr. Stubbs have an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant.

     The Committee evaluates Mr. Stubbs' performance by the same criteria established for all Company executives to determine his total compensation. Ultimately, the Committee made a subjective assessment of Mr. Stubbs' contributions to enhancing the Company's performance, his individual performance, and the compensation paid to chief executive officers of the Company's peer group to set the level of Mr. Stubbs' total compensation package.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      In 1993, Section 162(m) was added to the Code pursuant to the Omnibus Budget Reconciliation Act of 1993. This section generally limits the corporate deduction for compensation paid to the chief executive officer and certain other high paid executive officers as listed in the Summary Compensation Table to $1 million per year unless certain requirements are met. The Committee has analyzed the effect of section 162(m) and anticipates no financial impact for 1997. The Company will continue to reevaluate this issue and recommend changes to the compensation program where appropriate in order to maximize earnings and shareholder value.

Brian R. Blackmarr, Chairman
W. Grogan Lord
Members of the Compensation Committee

                       TRANSACTIONS WITH MANAGEMENT

      During 1995, 1996 and 1997, a subsidiary of the Company entered into lease agreements whereby Stoney M. Stubbs, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, Charles G. Robertson, the Executive Vice President and a director of the Company, and a family partnership controlled by Mr. Stubbs leased certain tractors to the subsidiary. Lease payments were determined by reference to amounts the subsidiary was paying to unaffiliated lessors for similar equipment leased under similar terms. Each tractor is leased under a non-cancelable operating lease for a period of thirty-six months. As of December 31, 1997, the subsidiary was also renting certain trailers from these officers. Trailer leases in effect on such date were cancelable without notice by either party and are continuing on a month-to-month basis.

      Total tractor and trailer rentals paid during 1997 by the subsidiary pursuant to the lease agreements were as follows: Mr. Stubbs and the family partnership - $1,024,111 and Mr. Robertson - $552,514. The leases are triple-net leases which require the lessee to pay directly to third parties all taxes, insurance and maintenance expenses. The leases grant the subsidiary an option to purchase the leased equipment at the end of the lease term for its fair market value. Fair market value is determined by reference to prices at which the subsidiary is able to buy and sell similar equipment of similar age and condition. During 1997, the Company purchased tractors and trailers valued at $598,958 from Mr. Stubbs and the family partnership and $332,452 from Mr. Robertson. The aggregate future minimum lease payments to Mr. Stubbs and the family partnership and Mr. Robertson under the tractor leases are $767,000 and $415,000, respectively, in 1998, $535,000 and $294,000, respectively, in 1999 and $277,000 and $134,000, respectively, in 2000.

                      INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Arthur Andersen LLP served as the Company's independent public accountants for fiscal year 1997. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company intends to select its independent public accountants to review and report on the financial statements of the Company for the 1998 fiscal year after receiving the recommendation of the Audit Committee of the Board of Directors at the Audit Committee's May 1998 meeting.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) promulgated under the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Officers and directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of such forms received by it, or written representations from certain reporting persons that no Form 5 filings were required for those persons, the Company believes that, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

               SHAREHOLDER PROPOSALS AT 1999 ANNUAL MEETING

     Shareholders intending to present proposals at the 1999 Annual Meeting of Shareholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must deliver such proposals to the Secretary of the Company on or before November 30, 1998.

                                   By Order of the Board of Directors


Dallas, Texas                           LEONARD W. BARTHOLOMEW
March 30, 1998                          Secretary


      THE COMPANY WILL PROVIDE, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, FOR THE YEAR ENDED DECEMBER 31, 1997, WHICH IT HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AT THE CLOSE OF BUSINESS ON MARCH 3, 1998. REQUESTS SHOULD BE DIRECTED TO LEONARD W. BARTHOLOMEW, SECRETARY OF THE COMPANY, P. O. BOX 655888, DALLAS, TEXAS 75265-5888.

                                   PROXY

                   FROZEN FOOD EXPRESS INDUSTRIES, INC.
              Annual Meeting of Shareholders - April 23, 1998
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby (1) acknowledges receipt of the notice, dated March 30, 1998, of the Annual Meeting of Shareholders of Frozen Food
Express Industries, Inc. (herein called the "Company") to be held on Thursday, April 23, 1998, at 3:30 p.m., Dallas, Texas time, in the offices of Wells Fargo Bank, Fountain Place, 1445 Ross Avenue, 4th Floor, Dallas, Texas 75202, and the Proxy Statement, also dated March 30, 1998, in connection therewith (herein called the "Proxy Statement"), and (2) constitutes and appoints Stoney M. Stubbs, Jr., and Burl G. Cott, and each of them (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of capital stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors recommends a vote FOR each of the Company's proposals set forth on the reverse.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

-----------                                                     -----------
SEE REVERSE                                                     SEE REVERSE
    SIDE                                                            SIDE
-----------      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     -----------

     Please mark
/x/  votes as in
     this example.

     Please mark boxes in blue or black ink.

1.   ELECTION OF DIRECTORS

Nominees:   Stoney M. (Mit) Stubbs, Jr., Edgar O. Weller, W.  Grogan  Lord,
Leroy Hallman, Brian R. Blackmarr, Charles G. Robertson, Burl G. Cott, T. Michael O'Connor and W. Mike Baggett.

               FOR       WITHHELD
               / /         / /

/ /  ______________________________________
     For all nominees except as noted above

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         / /

Please promptly complete, date, sign and return this proxy using the enclosed envelope.

When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required if mailed in the United States.

Signature:  ________________________     Date:  ____________________

Signature:  ________________________     Date:  ____________________